Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	NYSE: STAR

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces First Quarter 2015 Results

▪	Adjusted income allocable to common shareholders grew to $9 million, versus a $(6) million loss for the first quarter of 2014.

▪	Originated $274 million of new investments.

▪	Closed on a new $250 million revolving credit facility.

▪	iStar to host an investor presentation on June 10th during NAREIT's REITWeek 2015.

NEW YORK - April 29, 2015 - iStar Financial Inc. (NYSE: STAR) today reported results for the first quarter ended March 31, 2015.

First Quarter 2015 Results

iStar reported adjusted income allocable to common shareholders for the first quarter of $8.5 million, or $0.10 per diluted common share, compared to a loss of $(5.5) million, or $(0.07) per diluted common share for the first quarter 2014.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, primarily including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income (loss) as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the first quarter was $(22.6) million, or $(0.26) per diluted common share, compared to a loss of $(26.6) million, or $(0.31) per diluted common share for the first quarter 2014.

Investment Activity

iStar committed to new investments totaling $274.0 million during the first quarter, of which it funded $163.2 million. In addition, the Company funded $61.5 million associated with ongoing developments and prior financing commitments. This resulted in total fundings during the quarter of $224.7 million.

iStar generated $207.4 million of total proceeds from repayments and sales during the first quarter, ending the quarter with $625.4 million of available cash.

Portfolio Overview

At March 31, 2015, the Company’s portfolio totaled $5.20 billion, which is gross of $452.4 million of accumulated depreciation and $38.0 million of general loan loss reserves.

Real Estate Finance

At March 31, 2015, the Company’s real estate finance portfolio totaled $1.58 billion, gross of general loan loss reserves. The portfolio included $1.51 billion of performing loans with a weighted average maturity of 2.6 years. The performing loans were comprised of $776.5 million of first mortgages / senior loans and $734.5 million of mezzanine / subordinated debt. The performing loans had a weighted average last dollar loan-to-value ratio of 70% and generated a 9.5% yield for the quarter. During the quarter, the Company invested $188.0 million and received $40.6 million of proceeds within its real estate finance portfolio.

At March 31, 2015, the Company’s non-performing loans (NPLs) had a carrying value of $64.8 million. At March 31, 2015, loan loss reserves totaled $102.8 million, comprised of $38.0 million of general reserves and $64.8 million of asset specific reserves.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.68 billion, gross of $370.8 million of accumulated depreciation.

The Company’s net lease portfolio totaled 19 million square feet across 33 states. Occupancy for the portfolio was 95.9% at the end of the quarter, with a weighted average remaining lease term of 14.6 years. The occupied assets generated an unleveraged yield of 7.6% and the total net lease portfolio generated an unleveraged yield of 7.3% for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaled $731.7 million, gross of $72.8 million of accumulated depreciation, and was comprised of $598.8 million of commercial and $132.9 million of residential real estate properties. During the quarter, the Company invested $13.9 million within its operating properties portfolio and received $143.7 million of proceeds from sales.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $31.1 million of revenue offset by $22.5 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $108.1 million of stabilized commercial operating properties that were 88% leased and generated an unleveraged yield of 8.2% for the quarter. The remainder of the commercial operating portfolio was comprised of $490.7 million of transitional properties that were 56% leased and generated an unleveraged yield of 3.5% for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed commercial operating property leases covering approximately 123,000 square feet.

During the quarter, a partnership, of which the Company owns 90%, sold a leasehold interest in One Detroit Center, a transitional commercial operating property in Detroit, MI, and received $93.5 million in net proceeds. The partnership retained its fee interest in the land, entering into a 99-year ground lease in conjunction with the sale. The partnership will receive an initial annual rent of $2.5 million under the ground lease, which provides for fixed and inflation-based rental increases during the term of the lease.

"We utilized a structure that is fairly uncommon for the Detroit market to solve our objective of capturing full value for this landmark property, while at the same time allowing us to retain a significant economic interest in the asset with a senior position and very long duration," said Jay Sugarman, iStar's chairman and chief executive officer. "The value created through this transaction serves as a prime example of our operating properties strategy."

Residential Operating Properties

At the end of the quarter, the residential operating portfolio was comprised of 263 condominium units, generally located within luxury condominium projects in major U.S. cities. During the quarter, the Company sold 69 condominium units, resulting in $49.9 million of proceeds and recorded $18.6 million of income, offset by $4.9 million of expenses.

Land

At the end of the quarter, the Company’s land portfolio totaled $1.11 billion, gross of accumulated depreciation, and was comprised of 11 master planned community projects, 14 urban infill land parcels and six waterfront land parcels located throughout the United States.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for approximately 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company intends to sell itself or in partnership with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential and hotel units, and select projects include commercial, retail and office uses.

The Company's land portfolio generated $9.1 million of revenue, offset by $6.9 million of land development cost of sales. In addition, it generated $2.6 million of earnings from its land equity method investments. For the same period last year, the Company reported $4.6 million of revenue, offset by $3.7 million of cost of sales.

At March 31, 2015, the Company had seven land projects in production, 12 in development and 12 in the pre-development phase. During the quarter, the Company invested $21.8 million in its land portfolio across 10 projects. As the Company continues to invest and build value in its land portfolio, it expects to move additional projects into production in the coming year and grow its land revenues.

Capital Markets

During the quarter, the Company entered into a new $250.0 million revolving credit facility with JPMorgan, Bank of America Merrill Lynch and Barclays. Based on the Company's current credit ratings, the new facility bears interest at a rate of LIBOR plus 2.75%. The facility's interest rate would decrease by up to 50 basis points should the Company's credit ratings be upgraded by Moody's or Standard & Poor's. The revolving credit facility matures in March 2018, at which time the Company has the option to convert any outstanding balance into a term loan that would mature in March 2019.  The new credit facility is initially secured by a borrowing base of $438.3 million.

During the quarter, the Company repaid $10.3 million on its 2012 Secured Credit Facility, bringing the remaining balance to $348.2 million at March 31, 2015. The facility matures in March 2017.

The Company’s weighted average cost of debt for the first quarter was 5.5%, down from 5.6% for the first quarter of last year. The Company’s leverage was 2.1x at March 31, 2015, at the low end of the Company’s targeted range of 2.0x – 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

The Company repurchased 44,000 shares of its common stock during the quarter at an average price of $12.66 per share. The Company has remaining authorization to repurchase $28.5 million of its common stock.

Annual Meeting

The Company will host its Annual Meeting of Shareholders at the Sofitel Hotel, located at 45
West 44th Street, New York, New York 10036 on Wednesday, May 20, 2015 at 9:00 a.m. ET. All shareholders are cordially invited to attend.

[Financial Tables to Follow]

* * *

iStar Financial Inc. (NYSE: STAR) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company's website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 29, 2015. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company's ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.
Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUES
Operating lease income	$59,139	$62,108
Interest income	34,896	27,914
Other income	10,564	14,584
Land development revenue	8,258	4,143
Total revenues	$112,857	$108,749
COST AND EXPENSES
Interest expense	$54,632	$57,456
Real estate expense	39,634	42,613
Land development cost of sales	6,891	3,654
Depreciation and amortization	18,501	18,613
General and administrative(1)	20,753	19,788
Provision for (recovery of) loan losses	4,293	(3,400)
Impairment of assets	—	2,979
Other expense	2,123	221
Total costs and expenses	$146,827	$141,924
Income (loss) before earnings from equity method investments and other items	$(33,970)	$(33,175)
Loss on early extinguishment of debt	(168)	(1,180)
Earnings from equity method investments	6,547	3,177
Income (loss) from continuing operations before income taxes	$(27,591)	$(31,178)
Income tax (expense) benefit	(5,878)	507
Income (loss) from continuing operations	$(33,469)	$(30,671)
Income from sales of real estate	21,156	16,494
Net income (loss)	$(12,313)	$(14,177)
Net (income) loss attributable to noncontrolling interests	1,841	(454)
Net income (loss) attributable to iStar Financial Inc.	$(10,472)	$(14,631)
Preferred dividends	(12,830)	(12,830)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	749	889
Net income (loss) allocable to common shareholders	$(22,553)	$(26,572)
_______________________________________________________________________________
(1) For the three months ended March 31, 2015 and 2014, includes $3,238 and $2,075 of stock-based compensation expense, respectively.
(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company's High Performance Unit Program. Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company's LTIP who are eligible to participate in dividends.

iStar Financial Inc.
Earnings Per Share Information
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2015	2014
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations(1)
Basic and diluted	$(0.26)	$(0.31)
Net income (loss)
Basic and diluted	$(0.26)	$(0.31)
Adjusted income (loss)
Basic and diluted	$0.10	$(0.07)
Weighted average shares outstanding
Basic	85,497	84,819
Diluted (for net income per share)	85,497	84,819
Diluted (for adjusted income per share)	97,454	84,819
Common shares outstanding at end of period	85,520	84,855

EPS INFORMATION FOR HPU SHARES
Income (loss) from continuing operations(1)
Basic and diluted	$(49.93)	$(59.27)
Net income (loss)
Basic and diluted	$(49.93)	$(59.27)
Weighted average shares outstanding
Basic and diluted	15	15
_______________________________________________________________________________
(1) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of real estate.

iStar Financial Inc.
Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	March 31, 2015	December 31, 2014
ASSETS

Real estate
Real estate, at cost	$2,988,670	$3,145,563
Less: accumulated depreciation	(452,397)	(468,849)
Real estate, net	$2,536,273	$2,676,714
Real estate available and held for sale	292,608	285,982
	$2,828,881	$2,962,696
Loans receivable and other lending investments, net	1,537,846	1,377,843
Other investments	341,549	354,119
Cash and cash equivalents	625,352	472,061
Accrued interest and operating lease income receivable, net	18,450	16,367
Deferred operating lease income receivable	96,279	98,262
Deferred expenses and other assets, net	204,223	181,785
Total assets	$5,652,580	$5,463,133

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$158,251	$180,902
Debt obligations, net	4,261,528	4,022,684
Total liabilities	$4,419,779	$4,203,586

Redeemable noncontrolling interests	$13,203	$11,199

Total iStar Financial Inc. shareholders' equity	$1,169,113	$1,197,092
Noncontrolling interests	50,485	51,256
Total equity	$1,219,598	$1,248,348

Total liabilities and equity	$5,652,580	$5,463,133

iStar Financial Inc.
Segment Analysis
(In thousands)
(unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2015
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	$—	$36,339	$22,614	$186	$—	$59,139
Interest income	34,896	—	—	—	—	34,896
Other income	48	3	8,876	633	1,004	10,564
Land development revenue	—	—	—	8,258	—	8,258
Earnings (loss) from equity method investments	—	1,633	535	2,609	1,770	6,547
Income from sales of real estate	—	3,527	17,629	—	—	21,156
Total revenue and other earnings	$34,944	$41,502	$49,654	$11,686	$2,774	$140,560
Real estate expense	—	(5,270)	(27,424)	(6,940)	—	(39,634)
Land development cost of sales	—	—	—	(6,891)	—	(6,891)
Other expense	1	—	—	—	(2,124)	(2,123)
Allocated interest expense	(14,235)	(16,835)	(7,668)	(7,544)	(8,350)	(54,632)
Allocated general and administrative(1)	(3,094)	(3,761)	(1,828)	(2,793)	(6,039)	(17,515)
Segment profit (loss)	$17,616	$15,636	$12,734	$(12,482)	$(13,739)	$19,765
_______________________________________________________________________________
(1) Excludes $3,238 of stock-based compensation expense.

AS OF MARCH 31, 2015
	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,548,255	$579,512	$860,903	$—	$2,988,670
Less: accumulated depreciation	—	(370,818)	(72,822)	(8,757)	—	(452,397)
Real estate, net	$—	$1,177,437	$506,690	$852,146	$—	$2,536,273
Real estate available and held for sale	—	11,307	139,853	141,448	—	292,608
Total real estate	$—	$1,188,744	$646,543	$993,594	$—	$2,828,881
Loans receivable and other lending investments, net	1,537,846	—	—	—	—	1,537,846
Other investments	—	124,464	12,291	108,892	95,902	341,549
Total portfolio assets	$1,537,846	$1,313,208	$658,834	$1,102,486	$95,902	$4,708,276
Cash and other assets						944,304
Total assets						$5,652,580

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
ADJUSTED INCOME
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(22,553)	$(26,572)
Add: Depreciation and amortization	20,072	18,895
Add: Provision for (recovery of) loan losses	4,293	(3,400)
Add: Impairment of assets	4,337	2,979
Add: Stock-based compensation expense	3,238	2,075
Add: Loss on early extinguishment of debt	168	1,180
Less: HPU/Participating Security allocation	(1,032)	(703)
Adjusted income (loss) allocable to common shareholders(1)	$8,523	$(5,546)
_______________________________________________________________________________
(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

Three Months Ended March 31, 2015
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$83,012
Average total assets (B)	$5,557,857
Expense Ratio (A) / (B)	1.5%

As of
March 31, 2015
Leverage
Book debt	$4,261,528
Less: Cash and cash equivalents	(625,352)
Net book debt (C)	$3,636,176

Book equity	$1,219,598
Add: Accumulated depreciation and amortization(1)	497,598
Add: General loan loss reserves	38,000
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,755,196
Leverage (C) / (D)	2.1x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(2)	$4,867,190
Unsecured debt (F)	$3,426,890
Unencumbered Assets / Unsecured Debt (E) / (F)	1.4x
_______________________________________________________________________________
(1) Accumulated depreciation and amortization includes our proportionate share of accumulated depreciation and amortization relating to equity method investments.
(2) Unencumbered assets are calculated in accordance with the indentures governing the Company's unsecured debt securities.

iStar Financial Inc.
Supplemental Information
(In thousands)
(unaudited)

			As of
			March 31, 2015
UNFUNDED COMMITMENTS

Performance-based commitments			$639,515
Strategic investments			45,762
Discretionary fundings			18,065
Total Unfunded Commitments			$703,342

LOAN RECEIVABLE CREDIT STATISTICS	As of
	March 31, 2015		December 31, 2014

Carrying value of NPLs /
As a percentage of total carrying value of loans	$64,750	4.8%	$65,047	5.5%

Asset specific reserves for loan losses /
As a percentage of gross carrying value of impaired loans(1)	$64,783	47.3%	$64,990	46.5%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$102,783	7.1%	$98,490	7.6%
_______________________________________________________________________________
(1) Gross carrying value represents iStar's carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.
Supplemental Information
(In millions)
(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2015(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Office / Industrial	$161	$913	$180	$—	$1,254	24.1%
Land	28	—	—	1,111	1,139	21.9%
Mixed Use / Mixed Collateral	445	—	245	—	690	13.3%
Entertainment / Leisure	—	568	—	—	568	10.9%
Hotel	331	136	54	—	521	10.0%
Condominium	212	—	133	—	345	6.6%
Other Property Types	288	10	—	—	298	5.7%
Retail	111	57	120	—	288	5.6%
Strategic Investments	—	—	—	—	96	1.9%
Total	$1,576	$1,684	$732	$1,111	$5,199	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Northeast	$796	$389	$1	$199	$1,385	26.6%
West	81	426	78	397	982	18.9%
Mid-Atlantic	323	143	137	194	797	15.3%
Southeast	80	255	279	151	765	14.7%
Southwest	131	234	185	148	698	13.4%
Central	112	93	50	9	264	5.1%
Various	27	142	2	13	184	3.6%
International	26	2	—	—	28	0.5%
Strategic Investments	—	—	—	—	96	1.9%
Total	$1,576	$1,684	$732	$1,111	$5,199	100.0%

_______________________________________________________________________________
(1) Based on carrying value of the Company's total investment portfolio, gross of accumulated depreciation and general loan loss reserves.